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Exhibit 1.1

[                        ] Shares

GENOPTIX, INC.

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

[                            ], 2008

LEHMAN BROTHERS INC.
As Representative of the several
    Underwriters named in Schedule 1 attached hereto,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        Certain stockholders of GENOPTIX, INC., a Delaware corporation (the "Company"), named in Schedule 2 attached hereto (the "Selling Stockholders"), propose to sell an aggregate of [                        ] shares (the "Firm Stock") of the Company's common stock, par value $0.001 per share (the "Common Stock"). In addition, the Selling Stockholders propose to grant to the underwriters (the "Underwriters") named in Schedule 1 attached to this agreement (this "Agreement") options to purchase up to an aggregate of [                        ] additional shares of the Common Stock on the terms set forth in Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholders by the Underwriters.

        1.    Representations, Warranties and Agreements of the Company.    The Company represents, warrants and agrees that:

          (a)   A registration statement on Form S-1 relating to the Stock has (i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representative (the "Representative") of the Underwriters. As used in this Agreement:

              (i)  "Applicable Time" means [5:30] p.m. (New York City time) on the date of this Agreement;

             (ii)  "Effective Date" means the date and time as of which such registration statement was declared effective by the Commission;

            (iii)  "Issuer Free Writing Prospectus" means each "free writing prospectus" (as defined in Rule 405 of the Rules and Regulations) prepared by the Company or prepared on behalf of the Company with the Company's consent or used or referred to by the Company in connection with the offering of the Stock;

            (iv)  "Preliminary Prospectus" means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

             (v)  "Pricing Disclosure Package" means, as of the Applicable Time, the most recent Preliminary Prospectus together with the information included in Schedule 3 hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

            (vi)  "Prospectus" means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

           (vii)  "Registration Statement" means such registration statement, as amended as of the Effective Date, including the Preliminary Prospectus included therein or the Prospectus and all exhibits to such registration statement.

  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-1 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the "most recent Preliminary Prospectus" shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company's knowledge, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

          (b)   The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an "ineligible issuer" (as defined in Rule 405). The Company has met all the conditions for incorporation by reference pursuant to the General Instructions to Form S-1.

          (c)   The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

          (d)   The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (e)   The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (f)    The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g)   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

          (h)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i)    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except as set forth on Schedule 4 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions reasonably necessary so that any "road show" (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.

          (j)    The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, stockholders' equity, properties, business or prospects of the Company (a "Material Adverse Effect"); the Company has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. Except as disclosed in the most recent Preliminary Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement and in the Company's Annual Report on Form 10-K for the most recent fiscal year.

          (k)   The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The certificates evidencing the Stock are in due and proper legal form and have been duly authorized for issuance by the Company. All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and in compliance in all material respects with the terms of the plans under which such options, warrants or other rights may have been issued.

          (l)    The shares of the Stock to be sold by the Selling Stockholders to the Underwriters hereunder have been duly authorized and will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and will be issued in compliance with federal and state securities laws.

          (m)  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (n)   The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii) any such conflict, breach, violation, lien, charge, encumbrance or default that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o)   No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby, except for (i) the registration of the Stock under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as have been obtained, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

          (p)   There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (q)   The Company has not sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, debt or total current assets of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the financial condition, results of operations, stockholders' equity, properties, management, business or prospects of the Company, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (r)   Since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

          (s)   The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.

          (t)    Ernst & Young LLP, who have certified certain financial statements of the Company and any consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

          (u)   The Company has good and marketable title to all material tangible personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all material tangible assets held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company. The Company does not own any real property.

          (v)   The Company carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company are in full force and effect; the Company is in compliance with the terms of such policies in all material respects; and the Company has not received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

          (w)  The statistical and market-related data included under the captions "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" included in the most recent Preliminary Prospectus and the consolidated financial statements of the Company included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required by such sources, the Company has obtained the consent to the use of such data from such sources.

          (x)   The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock will not be (i) an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder or (ii) a "business development company" (as defined in Section 2(a)(48) of the Investment Company Act).

          (y)   There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (z)   There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. To the Company's knowledge, each other party to any such contract, agreement or arrangement has the intention to perform its obligations as contemplated by the terms thereof in all material respects; and the statements made or incorporated by reference in the most recent Preliminary Prospectus under the captions "Risk Factors—If we fail to comply with healthcare fraud and abuse laws that govern, among other things, sales and marketing, billing and claims processing practices, we could face substantial penalties and our business, results of operations and financial condition could be adversely affected," "Risk Factors—Our business could be harmed from the loss or suspension of a license or imposition of a fine or penalties under, or future changes in, the law or regulations of the Clinical Laboratory Improvement Amendments of 1988, or those of other state or local agencies," "Risk Factors—Failure to comply with the HIPAA security and privacy regulations may increase our operational costs," "Risk Factors—Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management," "Business—Billing and Reimbursement—Reimbursement," "Business—Governmental Regulation," "Business—Cartesian Medical Group, Inc.," "Executive Compensation—Post-Employment Compensation—Potential Payment Under Employment Arrangements" [as incorporated by reference from the Form 10-K], "Executive Compensation—Equity Benefit Plans" [as incorporated by reference from the Form 10-K], "Description of Capital Stock," "Shares Eligible For Future Sale," "Material U.S. Federal Income Tax Consequences to Non-U.S. Holders," "Underwriting," and Item 14 of Part II insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute complete and accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

          (aa) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

          (bb) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (cc) (i) Each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) for which the Company or any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as

  amended (the "Code")) would have any liability (each a "Plan") has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no "reportable event" (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service regarding its tax qualifications, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except in the case of clauses (i), (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect.

          (dd) The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ee) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

          (ff)  The Company (i) is not in violation of its charter or bylaws (or similar organizational documents), (ii) is not in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is not in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, failure or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (gg) The Company (i) makes and keeps accurate books and records and (ii) has taken reasonable steps to establish and maintain effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company's assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for the Company's assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (hh) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it will file or submit under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

          (ii)   Since the date of the most recent balance sheet of the Company reviewed or audited by Ernst & Young LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) since that date, except as disclosed in the most recent Preliminary Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (jj)   As of the Effective Time, there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are applicable to the Company as of the date hereof.

          (kk) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies" in the most recent Preliminary Prospectus accurately and fully describes the accounting policies that the Company believes are the most important in the portrayal of the Company's financial condition and results of operations and that require management's most difficult, subjective or complex judgments ("Critical Accounting Policies").

          (ll)   The Company has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and conduct its businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (mm)  Without limiting the generality of clause (ll) above and except as described in the most recent Preliminary Prospectus and except as would not, in the aggregate, result in a Material Adverse Effect, neither the Company, nor the Company's business operations is in violation of any Health Care Laws. For purposes of this Agreement, "Health Care Laws" means (i) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a) and the regulations promulgated pursuant to such statutes; (ii) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), the regulations promulgated thereunder and comparable state privacy and security laws, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (v) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (vi) the federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto; (vii) the Clinical Laboratory Improvement Amendments of 1988 (Pub. L. No. 100-578) and the regulations promulgated pursuant thereto; (viii) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; and (ix) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (ix) as may be amended from time to time. The Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product, operation or activity is in violation of any applicable Health Care Law or Permit and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Permits and has no knowledge that any such governmental authority is considering such action, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

          (nn) Except as described in the most recent Preliminary Prospectus, the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as now conducted and has not received written notice that the conduct of its business as now conducted conflicts with any such rights of others.

          (oo) The Company (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (A) there are no proceedings that are pending, or known by the Company to be contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company is not aware of any material issues regarding compliance with Environmental Laws, or material liabilities or other material obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, and (C) the Company does not anticipate material capital expenditures relating to Environmental Laws.

          (pp) The Company is not in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

          (qq) Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (rr)  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

          (ss)  To the knowledge of the Company, neither the Company, any director, officer, agent, employee nor affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Stock, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (tt)  The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 1(i) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 4 hereto.

          (uu) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

          (vv) The Stock has been approved for listing on The NASDAQ Global Market. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all applicable corporate governance requirements set forth in the NASDAQ Marketplace Rules that are applicable to the Company and to which the Company is required to comply as of date hereof.

        Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock pursuant to this Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

        2.    Representations, Warranties and Agreements of the Selling Stockholders.    Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

          (a)   Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any "free writing prospectus" (as defined in Rule 405), relating to the Stock.

          (b)   The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling shares of Stock, the Selling Stockholder will have, good and valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code (the "UCC") in respect of, the shares of Stock to be sold by the Selling Stockholder hereunder on such Delivery Date, free and clear of all liens, encumbrances, equities or claims.

          (c)   The Stock to be sold by the Selling Stockholder hereunder which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and the obligations of the Selling Stockholder hereunder shall not (except as expressly permitted by this Agreement) be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (d)   Upon payment for the Stock to be sold by such Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock), (i) DTC shall be a "protected purchaser" of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock and (iii) no action based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Stock may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (e)   The Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements executed by the other Selling Stockholders, the "Custody Agreements") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program, unless otherwise agreed by the Representative) representing the shares of Stock to be sold by the Selling Stockholder hereunder.

          (f)    The Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements executed by the other Selling Stockholders, the "Powers of Attorney") appointing the Custodian and Dr. Tina Nova Bennett, and Messrs. Samuel D. Riccitelli and Douglas A. Schuling as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Stockholder.

          (g)   The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement, the Custody Agreement and the Power of Attorney.

          (h)   This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

          (i)    The Power of Attorney and the Custody Agreement have been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder and constitute valid and legally binding obligations of the Selling Stockholder enforceable against the Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          (j)    The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter, bylaws, partnership agreement, certificate of limited partnership, limited liability company agreement, operating agreement or certificate of formation (or similar organizational documents) of the Selling Stockholder or of the deed or declaration of trust (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i) and (iii) above, any such conflict, breach, violation or default that would not, individually or in the aggregate, adversely affect the ability of the Selling Stockholder to perform its obligations hereunder and under the Custody Agreement and the Power of Attorney.

          (k)   No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement, the Custody Agreement or the Power of Attorney by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters.

          (l)    The Selling Stockholder has no actual knowledge that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct.

          (m)  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that this paragraph (m) shall apply to the Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were made in reliance upon and in conformity with written information relating to the Selling Stockholder provided by the Selling Stockholder to the Company expressly and specifically for inclusion therein, it being understood and agreed that the only such information furnished by such Selling Stockholder to the Company (the "Selling Stockholder Information") consists of the information that appears in the table (and the corresponding footnotes thereto) under the caption "Principal and Selling Stockholders" in the Prospectus.

          (n)   The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this paragraph (n) shall apply to the Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were made in reliance upon and in conformity with the Selling Stockholder Information.

          (o)   The Pricing Disclosure Package (together with the information included on Schedule 3 hereto) did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this paragraph (o) shall apply to the Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Prospectus were made in reliance upon and in conformity with the Selling Stockholder Information.

          (p)   Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package (together with the information included on Schedule 3 hereto) as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the price of the Stock and disclosures directly relating thereto will be included on the cover page of the Prospectus; provided that this paragraph (p) shall apply to the Selling Stockholder only to the extent that the statements or omissions from each Issuer Free Writing Prospectus were made in reliance upon and in conformity with the Selling Stockholder Information.

          (q)   The Selling Stockholder is not prompted to sell shares of Stock by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

          (r)   The Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

          (s)   The sale of the Stock by the Selling Stockholder does not violate any of the Company's internal policies regarding the sale of stock by its affiliates.

        Any certificate signed by any Selling Stockholder (or an officer or representative thereof, as such) and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

        3.    Purchase of the Stock by the Underwriters.    On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from each Selling

Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by such Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents of the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

        In addition, each Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite such Selling Stockholder's name in Schedule 2 hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of Firm Stock in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by each Selling Stockholder as set forth in Schedule 2 hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

        The price of both the Firm Stock and any Option Stock purchased by the Underwriters shall be $[                        ] per share.

        The Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

        4.    Offering of Stock by the Underwriters.    Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

        5.    Delivery of and Payment for the Stock.    Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "Initial Delivery Date." Delivery of the Firm Stock shall be made to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Firm Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Firm Stock through the facilities of the Depository Trust Company ("DTC") unless the Representative shall otherwise instruct. Upon delivery, the Selling Stockholders shall register the Firm Stock in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the Initial Delivery date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Selling Stockholders shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Initial Delivery Date.

        The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Stockholders by the Representative; provided that if such 30th day falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an "Option Stock Delivery Date," and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a "Delivery Date."

        Delivery of the Option Stock by the Selling Stockholders and payment for the Option Stock by the several Underwriters through the Representative shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representative and the Company. On the Option Stock Delivery Date, the Selling Stockholders shall deliver or cause to be delivered the Option Stock to the Representative for the account of each Underwriter against payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Option Stock through the facilities of DTC unless the Representative shall otherwise instruct. Upon delivery, the Selling Stockholders shall register the Option Stock in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the Option Stock Delivery date. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Selling Stockholders shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Option Stock Delivery Date.

        6.    Further Agreements of the Company and the Underwriters.    (a) The Company agrees for the benefit of the Underwriters and the Selling Stockholders:

              (i)  To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for

    additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

             (ii)  To furnish promptly to the Representative and to counsel for the Underwriters a signed or conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (iii)  To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in the Preliminary Prospectus and the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

            (iv)  To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

             (v)  Prior to filing with the Commission any amendment or supplement to the Registration Statement and the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

            (vi)  Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative;

           (vii)  To file or retain all Issuer Free Writing Prospectuses in accordance with the Rules and Regulations; and if at any time after the date hereof, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

          (viii)  As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter), to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (ix)  Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of Canada and such other jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject; and

             (x)  For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the "Lock-Up Period"), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule 5 hereto to furnish to the Representative, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "Lock-Up Agreements"); provided that the foregoing restrictions on the Company and the officers, directors and stockholders of the Company set forth in Schedule 5 hereto (and the potential extension of the Lock-Up Period referenced below) shall not apply to (i) the Stock to be sold by the Selling Stockholders hereunder, (ii) shares of Common Stock or other securities issued pursuant to, or the grant of options or other equity awards pursuant to, employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or otherwise described in the Registration Statement or Prospectus, or issued pursuant to currently outstanding options, warrants or rights not issued under one of those plans, (iii) the issuance of shares in connection with the acquisition of, or a joint venture, collaboration, licensing arrangement or other strategic transaction with, another company or entity provided that the aggregate number of shares issued in such transactions, taken together does not exceed 5% of the aggregate number of shares of Common Stock of the Company outstanding immediately following the offering contemplated hereby, provided, however, that in the case of this sub-clause (iii), the recipients of such Common Stock agree to execute a Lock-Up Agreement in the form attached as Exhibit A hereto for the remainder of the term of such Lock-Up Agreement; and notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. on behalf of the Underwriters, waives such extension in writing.

          (b)   Each Underwriter severally agrees that such Underwriter shall not include any "issuer information" (as defined in Rule 433) in any "free writing prospectus" (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, "Permitted Issuer Information"); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) "issuer information," as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

        7.     Each Selling Stockholder agrees:

          (a)   To execute and furnish to the Representative, prior to the Initial Delivery Date, a Lock-Up Agreement substantially in the form of Exhibit A hereto.

          (b)   That the Stock to be sold by the Selling Stockholder hereunder, which is represented by the certificates held in custody for the Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not (except as expressly permitted by this Agreement) be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any individual Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

          (c)   Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any "free writing prospectus" (as defined in Rule 405), relating to the Stock; and

          (d)   To deliver to the Representative prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

        8.    Expenses.    The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock, if applicable; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the delivery and distribution of the Custody Agreements and the Powers of Attorney and the fees and expenses of the Custodian (and any other attorney-in-fact); (f) any required review by the Financial Industry Regulatory Authority (the "FINRA") of the terms of sale of the Stock (including reasonable related fees and expenses of counsel to the Underwriters); (g) the listing of the Stock on The NASDAQ Global Market and any other exchange; (h) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian "wrapper" (including reasonable related fees and expenses of Canadian counsel to the Underwriters), if applicable; (j) the investor presentations on any "road show" undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, (A) except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters, and (B) the fees and expenses of counsel for the Underwriters that the Company shall pay pursuant to Sections 8(f), 8(h) and 8(i) above shall not exceed $20,000 in the aggregate.

        9.    Conditions of Underwriters' Obligations.    The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

          (a)   The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise resolved to the Representative's satisfaction; and the Commission shall not have notified the Company of any objection to the use of the form of Registration Statement.

          (b)   No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c)   All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Power of Attorney, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d)   Cooley Godward Kronish LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-1.

          (e)   Fulbright & Jaworski LLP shall have furnished to the Representative its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-2.

          (f)    Heller Ehrman LLP shall have furnished to the Representative its written opinion, as counsel to the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-3, and Conyers Dill & Pearman shall have furnished to the Representative its written opinion, as counsel to one of the Selling Stockholders, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B-4.

          (g)   The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h)   At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i)    With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j)    The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

              (i)  The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

             (ii)  No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

            (iii)  They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement did not, as of the Effective Date, (2) the Prospectus did not, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except, in the case of the Pricing Disclosure Package, that the price of the Stock and disclosures directly relating thereto are included on the cover page of the Prospectus, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

          (k)   Each Selling Stockholder (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Representative on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied with all its/his/her agreements contained herein and has satisfied all the conditions on its/his/her part to be performed or satisfied hereunder at or prior to such Delivery Date.

          (l)    Except as described in the most recent Preliminary Prospectus, (i) the Company has not sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock, debt or total current assets of the Company or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations, stockholders' equity, properties, management, business or prospects of the Company, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (m)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (n)   The Stock has been approved for listing on The NASDAQ Global Market.

          (o)   The Lock-Up Agreements between the Representative and the officers, directors and stockholders of the Company set forth on Schedule 5, delivered to the Representative on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

        All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

        10.    Indemnification and Contribution.

          (a)   The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any "free writing prospectus" (as defined in Rule 405) used or referred to by any Underwriter, (D) any "road show" (as defined in Rule 433) used in connection with the offering contemplated hereby and not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show") or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

          (b)   Each Selling Stockholder, severally but not jointly, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any "free writing prospectus" (as defined in Rule 405), prepared by or on behalf of the Selling Stockholder and furnished to the Company or the Representative for use therein or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 7(c) (a "Selling Stockholder Free Writing Prospectus"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred or (iii) any breach of any representation or warranty of the Selling Stockholders in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby; provided, however, that the Selling Stockholders shall be liable in the case of clauses (i) and (ii) only to the extent such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with the Selling Stockholder Information. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky

  Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) and shall reimburse the Company, such Selling Stockholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

          (d)   Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not by virtue of this Agreement relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or any obligations as to future conduct, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e)   If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Stock underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds from the sale of the Stock sold by it/him/her exceeds the amount of any damages that such Selling Stockholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

          (f)    The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption "Underwriting" in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

        11.    Defaulting Underwriters.    If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Stock Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Selling Stockholders for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

        12.    Termination.    The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) and 9(m) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

        13.    Reimbursement of Underwriters' Expenses.    If (a) any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Selling Stockholders (severally but not jointly, in proportion to the amount of Stock to have been sold by each respective Selling Stockholder) will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Selling Stockholders shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, (a) no Selling Stockholder shall be obligated to reimburse any Underwriter on account of those expenses and (b) the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

        14.    Research Analyst Independence.    The Company and the Selling Stockholders acknowledge that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters' investment banking divisions. The Company and the Selling Stockholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

        15.    No Fiduciary Duty.    The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other, exists with respect to the transactions contemplated by this Agreement or the Prospectus; (ii) the Underwriters are not acting, with respect to the transactions contemplated by this Agreement or the Prospectus, as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders in connection with the offering of the Stock shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. The Company and the Selling Stockholders hereby waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering contemplated hereby.

        16.    Notices, Etc.    All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a)   if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421);

          (b)   if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer and Chief Financial Officer (Fax: 760-268-6272); and

          (c)   if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at the address set forth on Schedule 2 hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

        17.    Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreements contained in Section 10 of this Agreement shall be deemed to be for the benefit of the indemnified parties specified therein. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

        18.    Survival.    The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        19.    Definition of the Terms "Business Day" and "Subsidiary".    For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405.

        20.    Partial Enforceability.    The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

        21.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        22.    Counterparts.    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

        23.    Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,
GENOPTIX, INC.
By:

	Name:	Dr. Christian V. Kuhlen.
	Title:	Vice President, General Counsel and Corporate Secretary
THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT
By:

Attorney-in-Fact
	Name:	Tina Nova Bennett, Ph.D.

Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative on behalf
of the several Underwriters named
in Schedule 1 hereto

By:

Name:	Arlene Salmonson Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Lehman Brothers Inc.	[ ]
Banc of America Securities LLC	[ ]
UBS Securities LLC	[ ]
Cowen and Company, LLC	[ ]
Total	[ ]

SCHEDULE 2

Name and Address of Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock
Enterprise Partners V, L.P.	[ ]	[ ]
Chicago Growth Partners, LP	[ ]	[ ]
William Blair Capital Partners VII QP, L.P.	[ ]	[ ]
William Blair Capital Partners VII, L.P.	[ ]	[ ]
Alliance Technology Ventures III, L.P.	[ ]	[ ]
ATV III Affiliates Fund, L.P.	[ ]	[ ]
Tullis-Dickerson Capital Focus II, L.P.	[ ]	[ ]
TD Javelin Capital Fund II, L.P.	[ ]	[ ]
TD Lighthouse Capital Fund, L.P.	[ ]	[ ]
Excelsior Venture Partners III, LLC	[ ]	[ ]
Thomas and Nell Waltz Family L.P.	[ ]	[ ]
Lotus BioScience Investment Holdings Limited	[ ]	[ ]
Tina Nova Bennett, Ph.D.	[ ]	[ ]
Samuel D. Riccitelli	[ ]	[ ]
Douglas A. Schuling	[ ]	[ ]
Greene Family Trust	[ ]	[ ]
Pete Hronis	[ ]	[ ]
Comerica Incorporated	[ ]	[ ]

Total	[ ]	[ ]

SCHEDULE 3

ORALLY CONVEYED PRICING INFORMATION

1.
Public offering price—$[            ] per share

2.
Number of shares offered—[            ] are being sold by the Selling Stockholders set forth on Schedule 2 hereto

3.
Net Proceeds to the Company—None

SCHEDULE 4

FREE WRITING PROSPECTUS

SCHEDULE 5

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Andrew E. Senyei, M.D.
Timothy M. Buono
Robert E. Curry, Ph.D.
Michael A. Henos
Arda M. Minocherhomjee, Ph.D.
Stephen L. Spotts
Thomas A. Waltz, M.D.

Officers

Tina Nova Bennett, Ph.D.
Samuel D. Riccitelli
Douglas A. Schuling
Christian V. Kuhlen

Stockholders

Enterprise Partners V, L.P.
Chicago Growth Partners, LP
William Blair Capital Partners VII QP, L.P.
William Blair Capital Partners VII, L.P.
Alliance Technology Ventures III, L.P.
ATV III Affiliates Fund, L.P.
Tullis-Dickerson Capital Focus II, L.P.
TD Javelin Capital Fund II, L.P.
TD Lighthouse Capital Fund, L.P.
Excelsior Venture Partners III, LLC
Thomas and Nell Waltz Family L.P.
Lotus BioScience Investment Holdings Limited
Greene Family Trust
Pete Hronis
Comerica Incorporated

EXHIBIT A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.
As Representative of the several
    Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        The undersigned understands that you and certain other firms (the "Underwriters") propose to enter into an Underwriting Agreement of even date herewith (the "Underwriting Agreement") providing for the purchase by the Underwriters of shares (the "Stock") of Common Stock, par value $0.001 per share (the "Common Stock"), of Genoptix, Inc., a Delaware corporation (the "Company"), and that the Underwriters propose to reoffer the Stock to the public in a Spring 2008 secondary public offering (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final Prospectus relating to the Offering (such 90-day period, the "Lock-Up Period").

        Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Lehman Brothers Inc. waives such extension in writing. The undersigned hereby further agrees that it shall not engage in any transaction or take any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, unless it has received written confirmation from the Company that the Lock-Up Period has not been extended pursuant to the preceding sentence.

        The foregoing paragraphs shall not apply to (A) transactions relating to Common Stock acquired from the Underwriters in the Offering or in open market transactions after the completion of the Offering, and (B) shares sold by the undersigned in the Offering, and (C) (i) bona fide gifts, sales, distributions or other dispositions of shares of any class of the Company's capital stock, in each case that are made exclusively between and among the undersigned and members of the undersigned's family (or any trust for the direct or indirect benefit of the undersigned or the undersigned's family), or affiliates of the undersigned, including its partners (if a partnership), its members (if a limited liability company) or its stockholders (if a corporation), (ii) any bona fide gifts to any charitable organization, or (iii) the exercise of any stock option issued pursuant to the Company's stock option plans existing as of the date hereof or otherwise described in the Prospectus for the Offering; provided that it shall be a condition to any such transfer under subsection (C)(i) or (C)(ii) that (a) the transferee/donee agrees to be bound by the terms of the lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding paragraphs) to the same extent as if the transferee/donee were a party hereto, (b) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-Up Period), (c) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (d) the undersigned notifies Lehman Brothers Inc. at least two business days prior to the proposed transfer or disposition. In addition, the foregoing paragraphs shall not be deemed to restrict or prohibit the undersigned from establishing or modifying a trading plan pursuant to Rule 10b5-1 of the Exchange Act, provided that the undersigned shall not engage in any transaction in Common Stock under such trading plan during the Lock-Up Period (as such may have been extended pursuant to the paragraph above).

        In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement. [In addition, this Lock-Up Letter Agreement shall terminate automatically if the Offering has not closed on or before April 26, 2008.]

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        This Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

        Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

        [The undersigned executive officer, director or holder of at least 5% of the outstanding equity securities of the Company will not accept any amendment or waiver or release of shares under this Lock-Up Agreement during the Lock-Up Period without the prior written consent of a majority of the members of the Company's Board of Directors.][to be included in Lock-Up Agreements signed by executive officers, directors and holders of at least 5% of the outstanding equity securities of the Company and affiliates of such individuals and entities]

[Signature page follows]

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
By:

Name:
Title:

Dated:

EXHIBIT B-1

FORM OF OPINION OF ISSUER'S COUNSEL

B-1-1

EXHIBIT B-2

FORM OF OPINION OF ISSUER'S SPECIAL REGULATORY COUNSEL

B-2-1

EXHIBIT B-3

FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL

B-3-1

EXHIBIT B-4

FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL

B-4-1

QuickLinks

  Exhibit 1.1
  EXHIBIT A
  EXHIBIT B-1
FORM OF OPINION OF ISSUER'S COUNSEL
  EXHIBIT B-2
FORM OF OPINION OF ISSUER'S SPECIAL REGULATORY COUNSEL
  EXHIBIT B-3
FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL
  EXHIBIT B-4
FORM OF OPINION OF SELLING STOCKHOLDERS' COUNSEL